SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K



                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934





                        Date of Report: November 5, 2002





                      BRITTON & KOONTZ CAPITAL CORPORATION
               (Exact name of issuer as specified in its charter)





                                                                 64-0665423
     Mississippi                     0-22606                   (IRS Employer
(State of Incorporation)       Commission File Number        Identification No.)





                   500 Main Street, Natchez, Mississippi 39120
                    (Address of principal executive offices)





                            Telephone: (601) 445-5576

                      BRITTON & KOONTZ CAPITAL CORPORATION
                                 AND SUBSIDIARY


                                      INDEX









Item 5.  Other Events.

                  The contents of Exhibit 20 to this Form 8-K are hereby incorporated herein by this reference.


Item 7.  Financial Statements and Exhibits.

         (c)      Exhibits.

                  20       Other Documents or Statements to Security Holders.

                                                      SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


                                          BRITTON & KOONTZ CAPITAL CORPORATION




November 5, 2002                          /s/ W. Page Ogden
                                          President and Chief Executive Officer

                                 Exhibits Index






Exhibit
Number          Item



20              Other Documents or Statements to Security Holders


                  Press Release Dated October 22, 2002

Britton & Koontz Capital Corporation

500 Main Street                    601-445-5576
P O Box 1407                       601-445-2488  Fax
Natchez, MS  39121                 corporate@bkbank.com

FOR IMMEDIATE RELEASE:             FOR MORE INFORMATION:
---------------------              ---------------------
October 22, 2002                   W. Page Ogden, President & CEO
(Nasdaq - BKBK)                    Bazile R. Lanneau, Jr., Vice President & CFO

          BRITTON & KOONTZ CAPITAL REPORTS 2002 THIRD QUARTER EARNINGS

     Natchez, Mississippi - Britton & Koontz Capital Corporation ("B&K Capital" or "the Company") today reported third quarter net income of $629 thousand or $.30 per diluted share. This net income and earnings per share performance represents a decrease from the $828 thousand or $.39 per diluted share earned for the third quarter of 2001.

     Third quarter 2002 net income includes pre-tax charges of valuation reserves and write-downs for other real estate. The decrease is also attributable to increased pre-tax non-interest expense for salaries and benefits of $234 thousand. Net interest income increased $139 thousand from the third quarter of 2001 to third quarter of 2002 despite a narrowing of net interest margin from 4.78% to 4.63%. The interest rate spread increased by 13 basis points from 4.00% to 4.13% due to a combination of a lower interest rate environment and approximately $5 million shift in the loan portfolio mix from 1-4 family, fixed rate mortgage loans to commercial real estate loans.

     Net income and diluted earnings per share for the nine months ended September 30, 2002, were $1.5 million and $.73 per share compared to $2.4 million and $1.15 per share for the same period in 2001. The decrease for the nine months reflects increased expenses in 2002 related to salaries and benefits of $751 along with $80 thousand additional marketing and public relations costs as the Company prepares for expansion in the Vicksburg, Mississippi and Baton Rouge, Louisiana markets. It also includes a $539 thousand charge-off of debt and receivables from Sumx Inc in 2002. The Company holds a 37% preferred equity interest in Sumx, an Internet banking solutions provider since 1996. Additional factors contributing to the decrease include one-time items included in 2001 such as a $129 thousand gain on the sale of securities and $135 thousand accrual of management fees from Sumx Inc. for services rendered from January, 2000 to June, 2001. Net interest income increased $596 thousand despite a decrease in net interest margin from 4.64% to 4.54%.

     Management expects that future earnings will continue to be reduced by personnel, marketing, training and facilities costs attributable to upcoming expansions in the Vicksburg, Mississippi and Baton Rouge, Louisiana markets over the next couple of years. Current plans include one additional location in Vicksburg and the main office relocation and branch improvements in Baton Rouge. Loan demand continues to be strong in both markets and an emphasis will be placed on increasing core deposits in these markets as well as Natchez, Mississippi.

     Britton & Koontz Capital Corporation, headquartered in Natchez, Mississippi, is the parent company of Britton & Koontz First National Bank which operates four full service offices in Natchez, one in Vicksburg and three in Baton Rouge, Louisiana. As of September 30, 2002, the Company reported assets of $300 million and equity of $30 million. The Company's stock is traded on NASDAQ under the symbol BKBK and the transfer agent is American Stock Transfer & Trust Company. Total shares outstanding at September 30, 2002, were 2,109,055.

Forward Looking Statements

     This news release contains statements regarding the projected performance of Britton & Koontz Capital and its subsidiaries. These statements constitute forward-looking information within the meaning of the Private Securities Litigation Reform Act. Actual results may differ materially from the projections provided in this release since such projections involve significant known and unknown risks and uncertainties. Factors that might cause such differences include, but are not limited to: competitive pressures among financial institutions increasing significantly; economic conditions, either nationally or locally, in areas in which the Company conducts operations being less favorable than expected; and legislation or regulatory changes which adversely affect the ability of the combined Company to conduct business combinations or new operations. The Company disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.




                     Britton and Koontz Capital Corporation
                              Financial Highlights
             (Unaudited-Amounts in thousands, except per share data)


                                                    For the Three Months                      For the Nine Months
                                                     Ended September 30,                      Ended September 30,
                                            --------------------------------------   --------------------------------------

                                                  2002                2001                 2002                2001
                                            --------------------------------------   --------------------------------------

Interest income                                       $ 4,966             $ 5,302             $ 15,043            $ 16,107
Interest expense                                       (1,759)             (2,234)              (5,542)             (7,203)
                                            ------------------  ------------------   ------------------  ------------------
Net interest income                                     3,207               3,068                9,501               8,904
Provision for loan losses                                 (77)               (120)                (405)               (405)
                                            ------------------  ------------------   ------------------  ------------------
Net interest income after
 provision for loan losses                              3,130               2,948                9,096               8,499
Non-interest income                                       509                 518                1,415               1,603
Non-interest expense                                   (2,743)             (2,256)              (8,418)             (6,568)
                                            ------------------  ------------------   ------------------  ------------------
Income before income taxes                                896               1,210                2,093               3,534
Income taxes                                             (267)               (382)                (547)             (1,097)
                                            ------------------  ------------------   ------------------  ------------------
Net income                                              $ 629               $ 828              $ 1,546             $ 2,437
                                            ==================  ==================   ==================  ==================

Return on Average Assets                                0.85%               1.21%                0.69%               1.19%
Return on Average Equity                                8.48%              11.80%                7.06%              11.89%

Diluted:
Net income per share                                   $ 0.30              $ 0.39               $ 0.73              $ 1.15
Weighted average shares outstanding                 2,111,986           2,110,213            2,112,122           2,110,102







                                              September 30,       December 31,         September 30,
                                                  2002                2001                 2001
                                            ------------------  ------------------   ------------------


Total assets                                        $ 300,270           $ 298,856            $ 273,927
Cash and due from banks                                 8,935              14,559                7,627
Federal funds sold                                      2,925               1,050                    -
Investment securities                                  92,714              86,356               67,975
Net loans                                             180,601             183,019              184,342
Deposits-interest bearing                             190,751             184,514              177,221
Deposits-non interest bearing                          32,440              33,166               32,779
Total Deposits                                        223,191             217,680              210,000
Short term borrowed funds                              13,060               7,098                8,135
Long-term debt                                         30,781              43,000               23,000
Stockholders' equity                                   30,288              28,291               28,540
Book value (per share)                                $ 14.36             $ 13.41              $ 13.53
Total shares outstanding                            2,109,055           2,109,055            2,109,055
